EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Mercury General Corporation:

We consent to the incorporation by reference in the registration statement (Nos. 333-125460 and 333-202204) on Form S-8 and (No. 333-215344) on Form S-3ASR of our reports dated February 11, 2025, with respect to the consolidated financial statements and financial statement schedules I, II and IV of Mercury General Corporation and subsidiaries and the effectiveness of internal control over financial reporting.
                                                    /s/ KPMG LLP
Los Angeles, California
February 11, 2025